UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2016

Cool Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53443	75-3076597
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8875 Hidden River Parkway Tampa, Florida	33637
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (813) 975-7467

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amendment No. 1 on Form 8-K/A (this "Form 8-K/A") is an amendment to the Current Report of Form 8-K of Cool Technologies, Inc., dated May 5, 2016 (the "Original Form 8-K"). This Form 8-K/A is being filed to correct an attribution error in the agreement cited in the first sentence of the third paragraph of Item 8.01 of the Original Form 8-K, which is corrected by this filing to be Settlement and Release Agreement executed on May 1, 2015 and filed on Form 8-K on May 5, 2015. This Form 8-K/A amends and restates in its entirety Item 8.01 of the Original Form 8-K. No other changes were made to the Original Form 8-K. References to the exhibits in this Form 8-K/A are references to the exhibits filed with the Original Form 8-K.

Section 8 – Other Events

Item 8.01 Other Events.

By Order dated May 2, 2016, the United States District Court, District of Nevada fully and finally approved the Derivative Action Settlement Agreement (the "DASA") entered into by and between Cool Technologies, Inc. (the "Company"), Spirit Bear Limited, Timothy J. Hassett, Quentin D. Ponder, Judson W. Bibb, and Theodore H. Banzhaf in HPEV, Inc. v. Spirit Bear Limited 13-cv-01548 (JAD) (GWF)(D. NEV.). The final approval and Order also dismissed, with prejudice, the derivative case filed against the Company by Spirit Bear.

Pursuant to the terms of the DASA dated January 28, 2015, as amended effective May 1, 2015, an Independent Directors Committee consisting of directors Christopher McKee, Richard J. "Dick" Schul and Donald Bowman will review the allegations made by Spirit Bear to determine a proper corporate response. The Court specifically found, among other things, that:

1.	"The DASA is fundamentally fair, reasonable, and adequate to the company and its shareholders; and that it is not the product of fraud or overreaching by, or collusion among, the negotiating parties;"

2.

"The submission of the allegations contained in the derivative action to an Independent Directors Committee (the "IDC") as required by the DASA advances the general corporate principle that '(i)n managing the corporation's affairs, the board of directors may generally decide whether to take legal action on the corporation's behalf.' Shoen v. Sac Holding Corp., 122 Nev. 621, 632-633, 137 P.3d 1171, 1179, 2006 Nev. LEXIS 77, 18, 122 Nev. Adv.Rep. 57 (Nev. 2006);"

3.

McKee, Schul and Bowman "were duly elected to the Board of HPEV by an election occurring on August 19, 2015 in which they each received the affirmative vote of a majority of the issued and outstanding shares in the company;" and,

4.	"Within the context of the allegations set forth in the derivative complaint, the IDC members are both independent and disinterested."

The Company's Form 8-K filed May 5, 2016 also included the following disclosure: "Also pursuant to the terms of the DASA, Spirit Bear no longer has the right to appoint any nominees to the Board of Directors of the Company. The Company also agreed to file a registration statement on Form S-1 covering an aggregate of 14,845,072 shares of common stock, preferred stock and warrants on behalf of Spirit Bear and its assignees" This amendment corrects that disclosure. Those terms are set forth in the Settlement and Release Agreement effective May 1, 2015 by and between Spirit Bear Limited and its Assignees on the one hand and the Company on the other hand rather than in the DASA.

A complete and accurate copy of the fully executed January 28 settlement agreement, including a complete and accurate copy of the fully executed Derivative Action Settlement Agreement, was filed with the Securities and Exchange Commission as an attachment to the Schedule 13D/A filed by Spirit Bear on March 13, 2015.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

10.50	Settlement Agreement effective as of May 1, 2015*

10.51	May 2, 2016 Court Order approving DASA and dismissing case*

________
* Previously filed

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Cool Technologies, Inc.

Date: May 9, 2016	By:	/s/ Timothy Hassett
Timothy Hassett
Chairman and CEO (Principal Executive Officer)